UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 415

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2021, the Company entered into a fourth amendment (the “Fourth Expense Advancement Amendment”) to its expense advancement agreement, dated December 1, 2017 and amended on June 29, 2020, October 26, 2020 and November 30, 2020 (the “Expense Advancement Agreement”), by and between the Company and Hydra Management, LLC (“Hydra”), MLCP GLL Funding LLC (“MLCP”) and HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora” and together with Hydra and MLCP, the “Funding Parties”) to increase the total amount of advances available to the Company under the agreement to $1,460,000 from $1,300,000. As previously disclosed, the Company issued promissory notes in an aggregate amount of $1,000,000 to the Funding Parties on January 15, 2020 pursuant to the Expense Advancement Agreement which were converted by the Funding Parties into warrants on June 25, 2020 pursuant to their terms. In addition, as previously disclosed, the Company also issued promissory notes to the Funding Parties in October 2020 as amended and restated in November 2020 (the “November 2020 Promissory Notes”) covering the aggregate maximum amount of $300,000 which has been utilized to fund the Company’s working capital requirements. The November 2020 Promissory Notes were amended and restated on February 24, 2021 (the “A&R Promissory Notes”) in order to reflect the incremental increase of the total amount of advances available to the Company thereunder to $460,000 from $300,000.

The foregoing is only a summary of the Fourth Expense Advancement Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective underlying agreement. A copy of the Fourth Expense Advancement Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, the A&R Promissory Notes were issued on February 24, 2021 pursuant to the Company’s Expense Advancement Agreement, as amended, cover an aggregate amount of $460,000 and replace the November 2020 Promissory Notes. The A&R Promissory Notes do not bear any interest. If the Company completes an initial business combination, the Company would repay outstanding loaned amounts under the A&R Promissory Notes. In the event that the Company is unable to complete an initial business combination, the Company may use a portion of the working capital held outside its trust account to repay such loaned amounts but no proceeds from its trust account would be used for such repayment. The loans from the Funding Parties are convertible into warrants to purchase shares of common stock, at a price of $1.00 per warrant, at the option of the Funding Party. The warrants would be identical to those warrants that were issued in a private placement concurrent with the Company’s initial public offering to the Funding Parties (or their affiliates) and certain members of the Company’s management team

The table below sets forth the breakdown of each A&R Promissory Note issued to each Funding Party:

Funding Party	Maximum Principal Amount
Hydra	$118,166.38
MLCP	$111,833.62
HG Vora	$230,000.00
Total	$460,000.00

A copy of the form of A&R Promissory Note is filed as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 460,000 private placement warrants of the Company would be issued if the entire aggregate amount of the A&R Promissory Notes is converted. The warrants would be exercisable, subject to the terms and conditions of the warrant and during the exercise period as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the A&R Promissory Notes, as they were issued to sophisticated investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment dated February 23, 2021 to the Expense Advancement Agreement, dated December 1, 2017 and amended on June 29, 2020, October 26, 2020 and November 30, 2020, by and between the Company and Hydra Management, LLC, MLCP GLL Funding LLC and HG Vora Special Opportunities Master Fund, Ltd.

10.2	Form of A&R Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: February 25, 2021	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

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